PURCHASE AGREEMENT


                          Dated as of November 10, 1999

                                 by and between


                      RAILTEX INTERNATIONAL HOLDINGS, INC.,


                                       and


                         GEEMF II LATIN AMERICA, L.L.C.

PURCHASE AGREEMENT...........................................................1


RECITALS.....................................................................1


1.    AGREEMENT TO PURCHASE AND SELL MEMBERSHIP INTEREST.....................1

      1.1   AGREEMENT TO PURCHASE AND SELL...................................1
      1.2   TRANSFER OF BOOKS, RECORDS, ETC..................................2


2.    CLOSING................................................................2

      2.1   THE CLOSING......................................................2


3.    REPRESENTATIONS AND WARRANTIES OF THE SELLER...........................2

      3.1   ORGANIZATION, GOOD STANDING AND QUALIFICATION....................2
      3.2   DUE AUTHORIZATION................................................2
      3.3   TITLE TO AND VALID ISSUANCE OF THE PURCHASED INTERESTS...........3
      3.4   GOVERNMENTAL CONSENTS............................................3
      3.5   LITIGATION.......................................................3
      3.6   COMPLIANCE WITH LAW AND CHARTER DOCUMENTS........................4
      3.7   DISCLOSURE.......................................................4


4.    REPRESENTATIONS AND WARRANTIES OF INVESTOR.............................4

      4.1   ORGANIZATION, GOOD STANDING......................................5
      4.2   AUTHORIZATION....................................................5
      4.3   LEGEND...........................................................5
      4.4   LITIGATION.......................................................5
      4.5   GOVERNMENTAL CONSENTS............................................5
      4.6   COMPLIANCE WITH LAW AND CHARTER DOCUMENTS........................6
      4.7   FUNDS AVAILABLE..................................................6
      4.8   INVESTMENT.......................................................6
      4.9   DISCLOSURE.......................................................6

5.    CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING........................7

      5.1   REPRESENTATIONS AND WARRANTIES TRUE..............................7
      5.2   PERFORMANCE......................................................7
      5.3   COMPLIANCE CERTIFICATE...........................................7
      5.4   PROCEEDINGS AND DOCUMENTS........................................7
            (A)   SECRETARY'S INCUMBENCY CERTIFICATE.........................7
            (B)   CORPORATE ACTIONS..........................................7
            (C)   GOOD STANDING CERTIFICATES.................................7
      5.5   INVESTOR'S INVESTMENT COMMITTEE APPROVAL.........................8
      5.6   GOVERNMENT APPROVAL..............................................8
      5.7   SALE OF FCA......................................................8
      5.8   COMPLIANCE WITH UNDERLYING DOCUMENTS; WAIVER OF RIGHT OF
            FIRST REFUSAL....................................................8
      5.9   BOARD MEMBERSHIP.................................................8


6.    CONDITIONS TO THE SELLER'S OBLIGATIONS AT CLOSING......................8

      6.1   REPRESENTATIONS AND WARRANTIES...................................8
      6.2   PERFORMANCE AND PAYMENT OF PURCHASE PRICE........................8
      6.3   COMPLIANCE CERTIFICATE...........................................9
      6.4   PROCEEDINGS AND DOCUMENTS........................................9
      6.5   GOVERNMENTAL APPROVAL............................................9
      6.6   COMPLIANCE WITH UNDERLYING DOCUMENTS.............................9
      6.7   SALE OF FCA......................................................9
      6.8   PAYMENT OF REDUCTION AMOUNT......................................9
      6.9   INVESTOR'S INVESTMENT COMMITTEE APPROVAL.........................9


7.    AMENDMENTS TO THE OPERATING AGREEMENT..................................9

      7.1   AUTHORITY TO EXECUTE, PERFORM AND CLOSE IN ACCORDANCE WITH
            THE TERMS OF THIS PURCHASE AGREEMENT............................10
      7.2   DISTRIBUTIONS OF FCA PROCEEDS FROM THE LLC .....................10
      7.3   DISTRIBUTION OF REDUCTION AMOUNT FROM LLC.......................10
      7.4   REMOVAL OF THE SELLER AS A PARTY TO THE OPERATING AGREEMENT.....10


8.    MISCELLANEOUS.........................................................11

      8.1   TO THE KNOWLEDGE OF WARRANTOR, ETC. ............................11
      8.2   SURVIVAL OF WARRANTIES..........................................11
      8.3   LIMITATION OF LIABILITIES.......................................12

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
      8.4   LEGAL FEES FOR BRAZILIAN GOVERNMENT APPROVAL....................12
      8.5   DISSOLUTION OF THE LLC..........................................13
      8.6   SUCCESSORS AND ASSIGNS..........................................13
      8.7   GOVERNING LAW...................................................13
      8.8   COUNTERPARTS....................................................13
      8.9   HEADINGS........................................................13
      8.10  NOTICES.........................................................13
      8.11  NO FINDER'S FEES................................................14
      8.12  ATTORNEYS' FEES.................................................14
      8.13  DISPUTE RESOLUTION..............................................14
      8.14  AMENDMENTS AND WAIVERS..........................................15
      8.15  SEVERABILITY....................................................15
      8.16  ENTIRE AGREEMENT................................................15
      8.17  FURTHER ASSURANCES..............................................16

                               PURCHASE AGREEMENT


      THIS PURCHASE AGREEMENT (this "AGREEMENT" or this "Purchase Agreement") is made and entered into as of November 10, 1999, by and between RAILTEX INTERNATIONAL HOLDINGS, INC. a Delaware corporation (the "COMPANY" or the "SELLER") and GEEMF II LATIN AMERICA, L.L.C, a Delaware limited partnership, (the "INVESTOR").


                                    RECITALS

      WHEREAS, the Company owns 50.5 percent of RailTex Global Investments L.L.C. (the "LLC"); and the Investor owns 49.5 percent of the LLC.

      WHEREAS, the LLC is the owner of minority interests in the Brazilian consortia known as: Ferrovia Centro-Atlantica, S.A. ("FCA"), and is the owner of minority interests in America Latina Logistica, S.A. ("ALL"), which owns the interests in the Brazilian consortia known as Ferrovia Sul-Atlantico, S.A. ("FSA") (FCA and FSA are collectively referred to as the "Brazilian Investments").

      WHEREAS, the Seller desires to sell to the Investor, and the Investor desires to purchase from the Seller, the Seller's remaining membership interest in the LLC on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

1.    AGREEMENT TO PURCHASE AND SELL MEMBERSHIP INTEREST.

            1.1. AGREEMENT TO PURCHASE AND SELL. The Seller agrees to sell to the Investor at the Closing, and the Investor agrees to purchase from the Seller at the Closing, the Seller's remaining fifty and one-half percent (50.5%) of the Membership Interests in the LLC, at a price of Three Million Three Hundred Seventy-Five Thousand Dollars ($3,375,000.00) (the "Purchase Price"); provided, however, if the LLC is required to sell any shares (or other interests) in ALL before the Investor acquires the Seller's interest in the LLC, the Purchase Price shall be reduced by the Reduction Amount and the Reduction Amount shall be distributed by the LLC to the Seller. The Reduction Amount shall be an amount equal to the Purchase Price multiplied by a fraction the numerator of which is the number of shares (or other interests) of ALL owned directly by the LLC that are attributable to the Seller's interest in the LLC and that are sold to any person other than the Investor by the LLC and the denominator of which 410,172,237 (the number of

ALL shares attributable to the Seller's interest in the LLC). The interests purchased and sold pursuant to this Agreement (other than the ALL shares purchased by someone other than the Investor) will be collectively referred to as the "PURCHASED INTERESTS."


            1.2. TRANSFER OF BOOKS, RECORDS, ETC. Within two weeks of the Closing, the Seller agrees to transfer to the Investor all of the original books and records of the LLC, all current through the date of Closing, copies and certified copies, if any, of all business and tax filings, and financial statements through the date of Closing.

2.    CLOSING.

            2.1. THE CLOSING. The purchase and sale of the Purchased Interests will take place at a time and place mutually agreed upon by the parties as soon as all the conditions to closing have been met, but in no event later than February 29, 2000 (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, the Seller will deliver to the Investor a Bill of Sale (attached as EXHIBIT A) evidencing transfer of the Purchased Interests against delivery to the Seller by Investor of the full purchase price of such Purchased Interests, paid by (i) a check payable to the Seller's order, (ii) wire transfer of funds to the Seller or (iii) any combination of the foregoing, as determined by the Seller.

            3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller (referred to as the "Warrantor"), hereby represents and warrants to Investor that the statements in the following paragraphs of this SECTION 3 are all true and correct.

            3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Seller has all requisite company and corporate power and authority to own its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. The Seller is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

            3.2. DUE AUTHORIZATION. Except as set forth on SCHEDULE 3.2, all action on the part of the Seller necessary for the authorization, execution, delivery of, and the performance of all obligations of the Seller under this Agreement, and for the authorization, issuance, and delivery of all of the Purchased Interests being sold under this Agreement, has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligations of the Seller, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

3.3.  TITLE TO AND VALID ISSUANCE OF THE PURCHASED INTERESTS.

            (a) At Closing, the Seller has and will transfer to the Investor good, valid and marketable title to all of the Purchased Interests that are sold hereunder, free and clear of all claims, liens, encumbrances, charges and options. The Purchased Interests, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

            (b) The Purchased Interests will be issued in full compliance with applicable exemptions of the U.S. Securities Act of 1933, as amended (the "1933 ACT"), and in compliance with applicable exemptions or the registration and qualification requirements of all securities laws of those states of the United States in which are located the addresses shown on EXHIBIT B or in full compliance with the registration and prospectus delivery requirements of the 1933 ACT.

            3.4 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign governmental authority on the part of the Warrantor or the Brazilian Investments is required in connection with the consummation of the transactions contemplated by this Agreement, EXCEPT FOR such qualifications or filings, if required, under the 1933 ACT and the regulations thereunder and all other applicable securities laws of states of the United States as may be required in connection with the transactions contemplated by this Agreement and except as set forth on SCHEDULE 3.4. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

3.5   LITIGATION.

            (a) Except as set forth on SCHEDULE 3.5(B), there is no action, suit, proceeding, claim, arbitration or investigation ("ACTION") pending (or, to the Warrantor's knowledge, currently threatened) against the LLC or the Seller, their activities, properties or assets that would have a materially adverse effect on the LLC or the Brazilian Investments or against any member, officer, director or employee of the LLC or the Seller in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the LLC or the Seller. Except as set forth on SCHEDULE 3.5(B), to the knowledge of the Warrantor, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the LLC. Neither the LLC nor the Seller is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the LLC currently pending or which the LLC intends to initiate.

            (b) Except as set forth on SCHEDULE 3.5(B), to the knowledge of the Warrantor, there is no Action pending or currently threatened against the Brazilian Investments, their activities, properties or assets that would have a materially adverse effect on the Brazilian Investments or, to the knowledge of the Warrantor, against any officer, director, or employee of the Brazilian Investments in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Brazilian Investments. Except as set forth on SCHEDULE 3.5(B), to the knowledge of the Warrantor, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Brazilian Investments. To the knowledge of the Warrantor, the Brazilian Investments are not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Brazilian Investments currently pending, or which the Brazilian Investments intend to initiate.

            3.6 COMPLIANCE WITH LAW AND CHARTER DOCUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Seller's Articles of Incorporation, bylaws or similar organizational documents or any agreement or contract of the Seller or, to the knowledge of the Seller, a violation of any statutes, laws, regulations or orders.

            3.7 DISCLOSURE. This Agreement and the Schedules and Exhibits hereto (when read together) do NOT contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements therein or herein not misleading. To the knowledge of the Seller, there has been no material adverse change in the business, affairs, operations, properties, assets or condition of the LLC not previously disclosed to the Investor in writing or set forth on SCHEDULE 4.8 attached hereto, described in the ALL Shareholders Agreements, described in SCHEDULE 5.7 attached hereto, or set forth in the LLC's Balance Sheet as of September 30, 1999, or the LLC's 1998 Federal income tax return previously provided to Investor; however, changes in the currency exchanges, devaluations or other material changes in the Brazilian currency or changes in the business, affairs, prospects, operations, properties, assets, valuation or condition of ALL, FCA, FSA, or the Brazilian Investments shall not be deemed to constitute a material adverse change. Notwithstanding anything else in this Agreement to the contrary, the Seller makes no representation or warranty as to the business, affairs, prospects, operations, properties, assets, valuation or condition of ALL, FCA, FSA or the Brazilian Investments.



      4. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor hereby represents and warrants to the Seller that:

            4.1 ORGANIZATION, GOOD STANDING. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own it properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Investor is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

            4.2 AUTHORIZATION. This Agreement constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. The Investor represents that it has full power and authority to enter into this Agreement.

            4.3. LEGEND. It is understood that any evidence of the Purchased Interests will bear the legend set forth below:


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTOR SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


            4.4. LITIGATION. There is no Action pending or, to the knowledge of the Investor, threatened against the Investor, its activities, properties or assets that would delay, prevent, hinder or materially adversely effect Investor's consummation of the transactions contemplated in this Agreement.

            4.5. GOVERNMENTAL CONSENTS. To the knowledge of the Investor, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement, except for such qualifications or filings, if required, under the 1933 Act and the regulations thereunder and all other applicable securities laws of the states of the United States as may be required in connection with the transactions contemplated by this Agreement, except as set forth on SCHEDULE 3.4. All such qualifications and filing required of the Investor will, in the case of qualification, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

            4.6 COMPLIANCE WITH LAW AND CHARTER DOCUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Investor's Articles of Organization, Operating Agreement or similar organizational documents or any agreement or contract of the Investor or, to the knowledge of the Investor, a violation of any statutes, laws, regulations or orders.

            4.7 FUNDS AVAILABLE. The Investor has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price.


            4.8 INVESTMENT. The Investor (i) understands that the Purchased Interests have not been, and will not be, registered under the 1933 act and the regulations thereunder or under any state securities laws, and that the Purchased Interests are being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering; (ii) is acquiring the Purchased Interests solely for its own account and for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has had the opportunity to obtain such information concerning the LLC, the Seller, and the Brazilian Investments from the LLC, the Seller and the Brazilian Investments as it desired to evaluate the risks of purchasing and owning the Purchased Interests, including without limitation, any currency exchange risks, (v) has received and had the opportunity to review the financial and other information delivered at the October 21, 1999, ALL Board of Directors' Meeting, a copy of which is attached hereto as SCHEDULE 4.8 (hereinafter referred to collectively as the "ALL Financial Information"), (vi) has obtained the advice of its own investment advisers, legal counsel and accountants in determining whether to enter into this Agreement or to purchase the Purchased Interests pursuant to this Agreement, (vii) is able to bear the economic risk and the lack of liquidity inherent in owning and holding the Purchased Interests, and (viii) has not received or relied upon any information, whether written or oral, that would guarantee any return on the Investor's investment or indicate that the Investor's investment does not involve a high degree of risk or that the Investor may suffer a complete loss of its Investment.


            4.9 DISCLOSURE. To the knowledge of Investor, this Agreement and the Schedules and Exhibits hereto (when read together) do not contain any untrue statement of material fact and do not omit to state a material fact necessary to make the statements therein or herein not misleading.

      5. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor to the Company under SECTION 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against the Investor without Investor's consent to such waiver, which consent may be given by written, oral or telephone communication to the Company or its counsel:


            5.1 REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Seller contained in SECTION 3 shall be true and correct in all material respect on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.


            5.2 PERFORMANCE. The Seller shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

            5.3 COMPLIANCE CERTIFICATE. The Seller shall have delivered to the Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer, as the case may be, certifying that the conditions specified in SECTIONS 5.1 and 5.2 have been fulfilled.


            5.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and to the counsel for Investor, and Investor shall have received all such counterpart originals and certified or other copies of such documents as may reasonably be requested. Such documents shall include (but not be limited to) the following:

            (a) SECRETARY'S INCUMBENCY CERTIFICATE. A certificate of the Secretary or an Assistant Secretary or other officer of the Seller certifying the names of the officers of the Seller authorized to sign this Agreement, and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Seller or any of its officers, together with the true signatures of such officers.

            (b) CORPORATE ACTIONS. A copy of the resolutions of the Board of Directors and the shareholders of the Seller evidencing the approval of this Agreement, the transfer of the Purchased Interests and the other matters contemplated hereby, and a copy of the Bylaws of the Seller, certified by the Secretary of the Seller to be true, complete and correct.

            (c) GOOD STANDING CERTIFICATES. Good standing certificates for the Seller issued by the appropriate government authority dated within five (5) days of the Closing.

            5.5 INVESTOR'S INVESTMENT COMMITTEE APPROVAL. The Investor shall have received from its Investment Committee at its December 15, 1999, meeting (or at an earlier held meeting of the Investment Committee) approval of the transactions contemplated by the terms of this Agreement.

            5.6 GOVERNMENT APPROVAL. The Government of Brazil shall have approved the sale of the Purchased Interests pursuant to this Agreement.

            5.7 SALE OF FCA. The sale and closing of the FCA stock held by the LLC (more particularly described in SCHEDULE 5.7 hereof) shall have occurred and the distribution by the LLC of the proceeds of this sale as described in SECTION 7 hereof shall have occurred.

            5.8 COMPLIANCE WITH UNDERLYING DOCUMENTS; WAIVER OF RIGHT OF FIRST REFUSAL. The Investor is satisfied in its sole discretion that the transaction contemplated by this Agreement or any action that is required or permitted by this Agreement: (i) is not prohibited under any agreement or law pursuant to which the Brazilian Investments were issued or subject, including, without limitation, the related Shareholders' Agreements for ALL and the Brazilian Investments Privatization Prospectuses (collectively the "Underlying Documents") and (ii) that the right of first refusal contained in the ALL Shareholders' Agreement in favor of the existing shareholders of ALL has been exercised, the period for exercising such right of first refusal has expired, or such right of first refusal has been waived or surrendered by the other parties to that agreement.

            5.9 BOARD MEMBERSHIP. The Investor shall have received assurances satisfactory to it in its sole discretion that the LLC's right to serve on the Board of Directors of ALL, as provided in the Underlying Documents, shall be assigned to it after the Closing.


      6. CONDITIONS TO THE SELLER'S OBLIGATIONS AT CLOSING. The obligations of the Seller to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such
Investor:


            6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of such Investor contained in SECTION 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.


            6.2 PERFORMANCE AND PAYMENT OF PURCHASE PRICE. The Investor shall have delivered to the Company the purchase price in accordance with the provisions of SECTION 2, and the Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase described herein.


            6.3 COMPLIANCE CERTIFICATE. The Investor shall have delivered to the Seller at the Closing a certificate signed on its behalf by its President, Chief Executive Officer or Chief Financial Officer, as the case may be, certifying that the conditions specified in SECTIONS 6.1 and 6.2 have been fulfilled.


            6.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and to their counsel, and the Seller shall have received all such counterpart originals and certified or other copies of such documents as may reasonably be requested.


            6.5 GOVERNMENTAL APPROVAL. The Government of Brazil shall have approved the sale of the Purchased Interests pursuant to this Agreement.

            6.6 COMPLIANCE WITH UNDERLYING DOCUMENTS. The Seller is satisfied in its sole discretion that the transaction contemplated by this Agreement or any action that is required or permitted by this Agreement: (i) is not prohibited under any agreement or law pursuant to which the Brazilian Investments were issued or subject, including, without limitation, the Underlying Documents or
 (ii) if such transaction or action triggers a right of first refusal contained in the ALL Shareholders' Agreement in favor of the existing shareholders of ALL, such right of first refusal has been exercised, the period for exercising such right of first refusal has expired, or such right of first refusal has been waived or surrendered by the other parties to that agreement.

            6.7 SALE OF FCA. The sale and closing of the FCA stock held by the LLC (more particularly described in SCHEDULE 5.7 hereof) shall have occurred and the distribution by the LLC of the proceeds of this sale as described in
 SECTION 7 hereof shall have occurred.

            6.8 PAYMENT OF REDUCTION AMOUNT. The Reduction Amount shall have been distributed in full in cash to the Seller by the LLC.

            6.9 INVESTOR'S INVESTMENT COMMITTEE APPROVAL. The Investor shall have received from its Investment Committee at its December 15, 1999, meeting (or at an earlier held meeting of the Investment Committee) approval of the transactions contemplated by the terms of this Agreement. In the event such approval is not obtained by December 15, 1999, the Seller may terminate this Agreement by giving written notice to the Investor of such termination.


      7. AMENDMENTS TO THE OPERATING AGREEMENT. The Seller and the Investor are the sole members of the LLC and entered into an Operating Agreement dated December 30, 1998 (the "Operating Agreement") that governs their relationship as members of the LLC. Notwithstanding any provision of the Operating Agreement to the contrary the provisions of this Section 7 shall govern and shall constitute an amendment to the Operating Agreement in accordance with section 11.7 of the Operating Agreement.

            7.1 AUTHORITY TO EXECUTE, PERFORM AND CLOSE IN ACCORDANCE WITH THE TERMS OF THIS PURCHASE AGREEMENT. Any provision of the Operating Agreement that could or might be construed to prevent the Seller and Investor from performing under this Purchase Agreement is hereby amended to the extent necessary to allow the Seller and Investor to execute this Purchase Agreement and to fully-perform hereunder. This covenant shall survive the Closing.

            7.2 DISTRIBUTIONS OF FCA PROCEEDS FROM THE LLC. The Closing of the sale described in this Purchase Agreement is conditioned on the prior closing by the LLC of the sale of its ownership interest in FCA. The Seller and Investor, as the sole members of the LLC, hereby amend the Operating Agreement to provide that the proceeds of the sale of the FCA stock shall be distributed as soon as practicable by the LLC as follows: in accordance with its existing membership interest (which is 50.5 percent), the Seller shall receive a distribution of its share of the proceeds of the sale of the FCA stock solely in cash to the extent the LLC receives sufficient cash from the sale of the FCA stock to distribute solely cash to the Seller and, if not, the Seller shall receive a distribution of its share of the proceeds from the FCA stock first, to the maximum extent possible, all in cash and the remainder of its entitlement with the stock received by the LLC form the FCA stock sale; the Investor shall receive a distribution of its share (which is 49.5 percent) of the proceeds of the sale of the FCA stock by having assigned to it all the stock received by the LLC from the FCA stock sale and the remainder of its entitlement in cash, if any. The Investor shall be permitted to require the LLC to delay its, but not the Seller's, distribution of the FCA proceeds from the LLC in its sole discretion. This Section shall survive the termination of this Purchase Agreement.

            7.3 DISTRIBUTION OF REDUCTION AMOUNT FROM LLC. The Closing of the sale described in this Purchase Agreement by the Seller is conditioned on the prior distribution by the LLC of the Reduction Amount, in cash, to the Seller. The Reduction Amount relates to the sale of ALL shares owned by the LLC that are attributable to the Seller's interest in the LLC. It assumes that, if the LLC is required to sell any shares (or other interests) in ALL before the Investor acquires the Seller's interest in the LLC, the LLC will be required to sell only those shares attributable to the Seller's interest in the LLC. If the LLC is required to sell ALL shares attributable to the Investor's interest in the LLC, such shares shall not be considered in determining the Reduction Amount nor shall the proceeds from the sale of such shares be distributed by the LLC to the Investor until and unless the Seller receives all distributions of cash it is entitled to under this Purchase Agreement.

            7.4 REMOVAL OF THE SELLER AS A PARTY TO THE OPERATING Agreement. After the Closing of the sale described in this Purchase Agreement, neither Seller nor

RailTex, Inc. shall be deemed a party to, or have any obligations under, the Operating Agreement, including, without limitation, any obligations set forth in Sections 8.6 of the Operating Agreement. Notwithstanding the previous sentence,
(i) nothing in this Purchase Agreement relieves Seller of any liability Seller has, or may have, as a result of being a member of the LLC, and (ii) nothing in this Purchase Agreement shall modify or terminate Sections 10.1, 10.2, and 11.9 of the Operating Agreement, which shall continue to apply to Seller and the Investor as if Seller and the Investor both remained members of the LLC.

      8.    MISCELLANEOUS.

            8.1 TO THE KNOWLEDGE OF WARRANTOR, ETC. For purposes of this Agreement, the phrase "to the knowledge of the Warrantor", "to the Warrantor's knowledge", "to the knowledge of the Investor", or "to the Investor's knowledge" or any similar phrase shall mean only, unless expressly indicated otherwise in this Agreement, the actual knowledge of a particular fact or matter by an individual who is serving as an executive officer of the Warrantor or the Investor, as the case may be, without attribution to such executive officer or the Warrantor or the Investor, as the case may be, of facts or matters within the personal knowledge of any other person and without any obligation whatsoever of inquiry or independent investigation by any of the executive officers or the Warrantor or the Investor, as the case may be. No executive officer or the Warrantor or the Investor shall have any liability to any party of this Agreement as a result of any actual knowledge or the disclosure of such actual knowledge herein. For purposes of this Agreement, executive officers of the Warrantor shall mean those persons holding the following offices of RailTex, Inc., or the Seller: Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Vice President - Acquisition, Chairman of the Board, or any other officer or person whose responsibilities include those customarily associated with the foregoing offices or who would be deemed "officers" under
Section 16(b) of the Securities and Exchange Act of 1933. For purposes of this Agreement, executive officers of the Investor shall mean those persons holding the following offices of the Investor or the LLC: Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Vice President - Acquisition, Chairman of the Board, or any other officer or person whose responsibilities include those customarily associated with the foregoing offices or who would be deemed "officers" under Section 16(b) of the Securities and Exchange Act of 1933. The names of individuals who have held such offices or positions of the Warrantors as of November 1, 1999, are set forth on SCHEDULE 8.1.

            8.2 SURVIVAL OF WARRANTIES. The representations, warranties and covenants of the Warrantor and the Investor contained in or made pursuant to this Agreement (including, without limitation, any contained in any certificate or other document delivered at the Closing) shall survive for two (2) years from the execution and delivery of this Agreement and the Closing, but shall thereafter terminate and be of no further force or effect except to the extent they relate to claims made in writing prior to or on such date. EXCEPT AS SET FORTH IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER ARE MADE BY ANY PARTY TO THIS AGREEMENT TO ANY OTHER PARTY TO THIS AGREEMENT, AND ALL PARTIES TO THIS AGREEMENT DISCLAIM ALL LIABILITY AND RESPONSIBILITY WITH RESPECT TO ANY REPRESENATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ANY OTHER PARTY TO THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, ANY OPINION, INFORMATION OR ADVICE WHICH MAY HAVE BEEN PROVIDED TO ANY PARTY TO THIS AGREEMENT BY ANY OFFICER, STOCKHOLDER, PARTNER, DIRECTOR, EMPLOYEE, AGENT, AFFILIATE, CONSULTANT, TRUSTEE OR REPRESENTATIVE OF ANY OTHER PARTY).


            8.3 LIMITATION OF LIABILITIES. Notwithstanding any other provision in this Agreement, no party to this Agreement shall have any liability to any other party to this Agreement for a breach of representation, warranty or covenant after the Closing unless the party alleging a breach of a representation, warranty or covenant (the "Injured Party") gives written notice to the party who allegedly breached a representation, warranty or covenant (the "Injuring Party") within two (2) years after the Closing; PROVIDED, HOWEVER, no Injured Party may assert a claim against an Injuring Party unless and until the Injured Party incurs actual Damages (as defined below), individually or in the aggregate, in excess of $25,000 and PROVIDED FURTHER, no Injured Party may assert a claim for Damages in any amount, individually or in the aggregate, in excess of the Purchase Price. THE REMEDY SET FORTH IN THIS SECTION 8.3 IS THE SOLE AND EXCLUSIVE REMEDY AVAILABLE TO AN INJURED PARTY FOR ANY CLAIM ARISING UNDER THIS AGREEMENT AFTER THE CLOSING, including without limitation, any breach or inaccuracy of any of the representations, warranties, covenants or agreements set forth in this Agreement or in any exhibit, schedule or other document delivered pursuant hereto, and ANY OTHER CLAIM OR REMEDY IS HEREBY WAIVED. For purposes of this Agreement, "Damages" shall include, without limitation, all losses, costs, liabilities, damages and expenses (including, without limitation, attorneys' fees) that arise from all actions, suits, proceedings, demands and judgments.

            8.4 LEGAL FEES FOR BRAZILIAN GOVERNMENT APPROVAL. The ALL Shareholders' Agreements, the Concession Agreement, the Brazilian Investments Privatization Prospectus (the "Prospectus") and Brazilian law prohibit (i) any shareholder from, directly or indirectly, owning more than twenty percent (20%) of all of the voting capital of ALL and (ii) any shareholder from transferring, directly or indirectly, the voting capital of ALL, unless authorized by the Brazilian government. Accordingly, Brazilian governmental approval will be sought for the sale of the Purchased Interests contemplated in this Agreement. Investor and Seller will share the legal fees associated with obtaining the Brazilian government approval, with Investor paying forty-nine and one-half percent (49.5%) and Seller paying fifty and one-half percent (50.5%) of such legal fees.

            8.5 DISSOLUTION OF THE LLC. After the Closing of the sale described in this Purchase Agreement, the Investor contemplates, in conformance with Delaware law, (i) dissolving, but is not required to dissolve, the LLC, and (ii) distributing all of the LLC's assets and liabilities to itself. Prior to taking any such actions, the Investor shall agree to be bound by, and shall become a party to, the ALL Shareholders' Agreement.

            8.6 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.


            8.7 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Texas, without reference to principles of conflict of laws or choice of laws.


            8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


            8.9 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.


            8.10 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:



                        IF TO INVESTOR, at

                        GEEMF II LATIN AMERICA, L.L.C.
                        1225 Eye Street, N.W.
                        Suite 900
                        Washington, D.C.  20005
                        Attention: Wendell W. Robinson

                        with a copy to

                        Jackson & Campbell, P.C.
                        1120-20th Street, N.W.
                        South Tower
                        Washington, D.C.  20036

                        Attention: Robert E. Rider, Esquire

                        IF TO THE SELLER, at

                        RailTex, Inc.
                        4040 Broadway
                        Suite 200
                        San Antonio, TX 78209
                        Attention: General Counsel


Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the mail in the manner set forth above.

            8.11 NO FINDER'S FEES. Neither the Investor nor any officer, director, or employee of the Seller (i) employed any broker or finder, or (ii) incurred any liability whatsoever, for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby. The Investor agrees to indemnify and to hold harmless the Seller from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Seller agree to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of their officers, employees or representatives is responsible.


            8.12 ATTORNEYS' FEES. If any action at law or in equity, or mediation is necessary to enforce or interpret the terms of this Agreement, the Operating Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            8.13  DISPUTE RESOLUTION.

                  (a) In the event any dispute shall arise under this Agreement, the party raising the dispute shall notify the other party in writing of the dispute or disagreement and provide the other party with all pertinent information and state its position on the matter. The parties shall then meet to agree upon a mediator. The parties shall submit the dispute to the mediator so chosen and mediation shall take place within thirty (30) days of the date of the original notice. Unless the parties agree otherwise, if the dispute is not resolved for any reason, including but not limited to failure to agree on the choice of a mediator, within sixty (60) days from the date the original notice of the dispute was sent, the parties shall submit the dispute to binding arbitration in accordance with SECTIONS 8.13(B), (C) and (D) hereof.

                  (b) Subject to the prior requirement of mediation pursuant to
SECTION 8.13(A), any claim or controversy arising out of or relating to this Purchase Agreement or the breach of this Purchase Agreement shall be settled by final and binding arbitration in New York, NY in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of the event giving rise to the claim or controversy.

                  (c) All claims or controversies subject to arbitration shall be submitted to arbitration within six (6) months from the date that a written notice of a request for arbitration is effective. All claims or controversies shall be resolved by a panel of three (3) arbitrators who are licensed to practice law in the State of New York and who are experienced in the arbitration of commercial matters. These arbitrators shall be selected in accordance with the Commercial Arbitration rules of the American Arbitration Association in effect at the time the claim or controversy arises. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies within thirty (30) days from the date the claims or controversies are submitted to arbitration. The parties shall be entitled to be represented by legal counsel at any arbitration proceedings. Each party to the arbitration shall bear their PRO RATA cost of the arbitration proceeding, and each party shall be responsible for paying its own attorneys' fees, if any, unless the arbitrators determine otherwise.

                  (d) The arbitration provisions in this Purchase Agreement may be specifically enforced by either party, and submission to arbitration proceedings may be compelled by any court of competent jurisdiction. The decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

            8.14 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Seller and the Investor.


            8.15 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.


            8.16 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

            8.17 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Investor or the Seller, the Seller and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  THE COMPANY:


                                   RAILTEX INTERNATIONAL HOLDINGS, INC.,
                                    a Texas corporation


                                   By: /s/ JOSEPH P. JAHNKE
                                   Its:    Vice President
                                   ADDRESS:     4040 Broadway, Suite 200
                                                San Antonio, Texas 78209



                                  THE INVESTOR:

                                   GEEMF II LATIN AMERICA. L.L.C.
                                   a Delaware limited liability company

                                   By:    GEEMF II HOLDING, L.L.C., its
                                   Managing Member

                                   By:    GLOBAL ENVIRONMENT EMERGING MARKETS
                                   FUND, II, L.P., its Managing Member

                                   By:    GLOBAL ENVIRONMENT INVESTMENT
                                   MANAGEMENT COMPANY, L.L.C., its General
                                   Partner


                                   By: /s/ WENDELL W. ROBINSON
                                           Wendell W. Robinson, Vice President
                                   ADDRESS:  Suite 900
                                             1225 Eye Street, N.W.
                                             Washington, DC  20005


For value received, the undersigned (or its successor or assign), who is the sole shareholder of Seller, guarantees the payment to Investor (or its successor or assign) of any damages or other amounts due Investor by Seller under this Agreement (and only under this Agreement) in connection with Seller's breach of this Agreement, including the breach of any representation or warranty made by Seller under this Agreement. The undersigned shall not otherwise be deemed a party to this Agreement. In addition, the undersigned shall have no liability in excess of Seller's liability under this Agreement, and all such liability shall be subject to all of the limitations on liability set forth in this Agreement, including, without limitation, those limitations on liability set forth in Sections 8.2 and 8.3 of this Agreement.


                                   RAILTEX, INC.,
                                    a Texas corporation


                                   By: /s/ JOSEPH P. JAHNKE
                                   Its:    Vice President
                                   ADDRESS:  4040 Broadway, Suite 200
                                             San Antonio, Texas 78209

                              LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

      Schedule 3.2            Due Authorization
      Schedule 3.4            Governmental Consents
      Schedule 3.5(b)         Pending or Contingent Claims
      Schedule 5.7            Description of the FCA Stock Sale
      Schedule 6.7            Description of the FCA Stock Sale
      Schedule 8.1            Executive Officers of the Warrantor


EXHIBITS

      Exhibit A               Bill of Sale
      Exhibit B               Investor's Ownership Interest in LLC acquired
                              pursuant to this Purchase Agreement

                                  SCHEDULE 3.2


      The below summary assumes the sale of the LLC's FCA shares have been concluded, and does not summarize the terms of the FCA Shareholders' Agreements:

      The ALL Shareholders' Agreements, in general, prohibit the Company from, directly or indirectly, selling, granting, transferring or disposing (collectively, a "Transfer") of the ALL shares unless the other holders are given a right of first refusal to purchase the ALL shares indirectly owned by the Company. Any Transfer in violation of the ALL Shareholders' Agreements is null and void and may entitle the other parties to specific performance and a "fine" of five percent (5%) of the net worth of ALL, as damages.

      The ALL Shareholders' Agreements, the Concession Agreement, the Brazilian Investments Privatization Prospectus (the "Prospectus") and Brazilian law also prohibit (i) any shareholder from, directly or indirectly, owning more than twenty percent (20%) of all of the voting capital of ALL and (ii) any shareholder from transferring, directly or indirectly, the voting capital of ALL, unless authorized by the Brazilian government. Accordingly, Brazilian governmental approval will be sought for the sale of the Purchased Interests contemplated in this Agreement.

      Copies of the ALL Shareholders' Agreements have been provided to the Investor and English and Portuguese versions are attached as copies hereto. The above constitutes only a summary of certain provisions of the ALL Shareholders' Agreements and is based upon the English versions available to us. The entire ALL Shareholders' Agreements are incorporated by reference. Copies of the Prospectuses and the Concession Agreement have previously been provided or made available to the Investor and are incorporated by reference.

                                  SCHEDULE 3.4

      Schedule 3.2 is incorporated by reference.

                                 SCHEDULE 3.5(B)

      Two lawsuits have been filed by CVRD and CSN against the other controlling FCA shareholders (collectively, the "Other FCA Shareholders") as a result of the FCA Board's approval of FCA entering into an operating agreement with FSA: a writ of injunction (acao cautelar) and a main action (acao ordinaria). To the knowledge of the Company, only the Company, not the LLC, has been served with summons regarding the writ of injunction. (The Company was incorrectly named as one of the Other FCA Shareholders.) In connection with the writ of injunction, the lawyers for the Other FCA Shareholders have also filed an interlocutory appeal (agravo de instrumento) against the preliminary order granted by the Court, which preliminary order stayed the implementation of the operating agreement. These lawsuits will be dismissed as part of the proposed purchase of the Other FCA Shareholders' FCA shares, including the FCA shares owned by the LLC. This transaction is described in more detail on SCHEDULE5.7.

                                  SCHEDULE 5.7

            Over the past several months, the Other FCA Shareholders, including the LLC, have negotiated the sale of all of their shares in FCA. It is anticipated that a Memorandum of Understanding ("MOU") will be signed sometime over the next several weeks providing for such sale. As a result of the sale, it currently is contemplated that the LLC will receive (i) approximately R$15,435,254.91 in exchange for 9,512,579 FCA shares owned by the LLC and (ii) 11.92% of the shares of SPE II in exchange for 3,675,936 FCA shares owned by the LLC. The LLC will also pay approximately 15.35% of the R$1.6 million expenses estimated to be incurred in connection with the transaction, including, without limitation, expenses incurred to obtain governmental approval of the transaction. (These amounts exclude the legal fees incurred by the LLC, the Investor or the Seller to evaluate the draft MOUs or to accomplish the transactions contemplated to be performed by each of them under the MOU.) The sale is subject to, among other things, governmental approval, and is expected to close within one or two months of the execution of the MOU. A copy of the latest draft of the MOU (in English) is attached hereto and its provisions are incorporated by reference.

                                   SHEDULE 6.7

            Schedule 5.7 is incorporated by reference.

                                  SCHEDULE 8.1

EXECUTIVE OFFICERS OF THE WARRANTOR

                                  RAILTEX, INC.


      Ronald A. Rittenmeyer                     Chairman of the Board, Chief
                                                Executive Officer and
                                                President

      John M. Houis                             Senior Vice President -
                                                Operations

      Thomas W. Arnst                           Senior Vice President,
                                                General Counsel and Secretary

      Joseph P. Jahnke                          Senior Vice President, Chief
                                                Financial Officer

      Mark A. Phariss                           Vice President, Associate
                                                General Counsel

      Julie B. Herbort                          Vice President, Controller

      Bruce M. Flohr                            Founder, Chairman Emeritus


                        RAILTEX INTERNATIONAL HOLDINGS, INC.

      Ronald A. Rittenmeyer                     President

      Joseph P. Jahnke                          Vice President

      Thomas W. Arnst                           Vice President, Secretary

      Mark A. Phariss                           Vice President, Assistant
                                                Secretary

      Clement J. Wydrg                          Treasurer

      Julie B. Herbort                          Vice President, Controller

                                    EXHIBIT A

                                  BILL OF SALE


            RailTex International Holdings, Inc., the owner of fifty and one-half percent (50.5%) of the membership interest in RailTex Global Investments LLC, in consideration of Three Million Three Hundred Seventy-Five Thousand Dollars ($3,375,000) paid by GEEMF II Latin America, L.L.C., in cash, the receipt of which is hereby acknowledged, has sold and hereby conveys to GEEMF II Latin America, L.L.C., its entire membership interest in RailTex Global Investments LLC, as set forth in EXHIBIT B to the Purchase Agreement between RailTex International Holdings, Inc., and GEEMF II Latin America, L.L.C., dated November 10, 1999, to have and to hold the same unto GEEMF II Latin America, L.L.C., and its assigns forever, free and clear of all liens and encumbrances.

      IN WITNESS WHEREOF, RailTex International Holdings, Inc., has signed and delivered this bill of sale on ___________________________.

                                   RAILTEX INTERNATIONAL HOLDINGS, INC.,
                                    a Texas corporation


                                   By:   _______________________________

                                   Its:  _______________________________

                                   ADDRESS:     4040 Broadway, Suite 200
                                                San Antonio, Texas 78209

                                    EXHIBIT B

                              SCHEDULE OF INVESTOR

                                         MEMBERSHIP INTEREST       PURCHASE
INVESTOR                                     PURCHASED              PRICE
--------                                 -------------------      ----------
GEEMF II Latin America, L.L.C.                   50.5%            $3,375,000
1225 Eye Street, N.W.
Suite 900
Washington, D.C. 2005